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                                                                    EXHIBIT 99.1

                                  NEWS RELEASE

                                              Contact:  Gordon Keil
                                                        Senior Vice President
                                                        (973) 983-0888 Ext. 224


FOR IMMEDIATE RELEASE

     ROCKAWAY, N.J. September 17, 1999 -- Party City Corporation announced today that its founder and former Chief Executive Officer, Steven Mandell, has resigned as a director of the Corporation.

     Jack Futterman, Chairman and CEO of the company stated: "Steve Mandell made important contributions to Party City and the entire party goods industry. We thank him for his contribution and wish him well in the future."

     Party City is a specialty retailer of party supplies through its national network of discount super stores.

     Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause the Company's actual results in future periods to differ materially from forecasted results. Those risks include, among other things, the competitive environment in the party goods industry in general and in the Company's specific market areas, inflation, changes in costs of goods and services and economic conditions in general. Those and other risks are more fully described in the Company's filings with the Securities and Exchange Commission.


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